                                 EXHIBIT 4 (d)
                            MEDALIST INDUSTRIES INC.
                      FIFTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

LaSalle National Bank
Milwaukee, Wisconsin

Bank One, Milwaukee, NA
Milwaukee, Wisconsin

Fleet Capital Corporation (formerly
 known as Shawmut Capital Corporation)
 successor by assignment from
 Barclays Business Credit, Inc.
Waukesha, Wisconsin

Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of January 29, 1993 between Medalist Industries, Inc. (the "Company") and each of you (the "Lenders") and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent"), as amended by those certain First, Second, Third and Fourth Amendments to Credit Agreement dated as of May 17, 1993, July 1, 1994, August 31, 1994 and January 17, 1995, respectively (such Credit Agreement as so amended being referred to as the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement.

         The Company hereby applies to the Lenders to extend the availability of the Revolving Credit from January 14, 1997 to January 14, 1998, to amend certain of the financial covenants contained in the Credit Agreement to remove LaSalle National Bank as a "Lender" under the Credit Agreement and to make certain other amendments to the borrowing arrangements between us.

         Accordingly, upon satisfaction of the conditions precedent to effectiveness set forth below, this letter shall serve as an agreement between the Lenders and the Company amending the Credit Agreement as hereinafter set forth.

1.       REMOVAL OF LaSALLE NATIONAL BANK.

         Upon satisfaction of all of the conditions precedent set forth in
Section 5 hereof, LaSalle National Bank ("LaSalle") shall cease to be a Lender under the Credit Agreement and shall have no rights or obligations (including any Commitments) thereunder. The parties hereto consent to such termination and agree that all references to the term "Lenders" in the Credit Agreement, the Collateral Documents, or any note, instrument or other document related to the Revolving Credit and/or the Term Credit shall no longer include LaSalle. Upon the effectiveness hereof, LaSalle acknowledges that it shall not be entitled to any benefits or rights granted under the Credit Agreement or under any other loan document related thereto to which it and the Company are parties, and LaSalle releases and forever discharges the Company from all claims and causes of action that it may now have or ever had against the Company arising out of or related to the Credit Agreement.

         Concurrently with the effectiveness of this Amendment, the Company hereby directs Harris Trust and Savings Bank, Bank One, Milwaukee, NA and Fleet Captial Corporation (collectively, the "Remaining Lenders") to make, and the Remaining Lenders each hereby agree to make, an additional loan to the Company under the Term Credit in one advance on the date hereof, each such loan to be in the amount of $826,666.66 (which represent each Lender's pro rata share of the outstanding principal amount of the loans heretofore made by LaSalle under Term Credit) and the Company agrees to apply the proceeds of such additional loans to pay in full its Obligations to LaSalle under the Term Credit. The additional loan made by each Lender under the Term Credit, as well as the outstanding principal amount of all other loans heretofore made by such Lender to the Company under the Term Credit, shall be evidenced by, and mature and bear interest as set forth in, a Term Credit Note of the Company (individually a "Term Credit Note" and collectively the "Term Credit Notes") in the form (with appropriate insertions) attached hereto as Exhibit B-1, the Term Credit Notes to be dated as of the date hereof. The Term Credit Notes shall be secured by the Collateral Documents. All references to the term "Term Credit Notes" in the Credit Agreement or any other note, instrument or other document shall be deemed a reference to the Term Credit Notes as defined in this Amendment.

         Concurrently with the effectiveness of this Amendment, the Company hereby directs the Remaining Lenders to make, and the Remaining Lenders each hereby agree to make, an additional Revolving Loan to the Company on the date hereof, such Revolving Loan to be in the amount equal to each Lender's pro rata share of the outstanding principal amount of the Revolving Loans heretofore made by LaSalle and the Company agrees to apply the proceeds of such Revolving Loans to pay in full its Obligations to LaSalle under the Revolving Credit. Such additional Revolving Loan made by each Lender hereunder, as well as the outstanding principal amount of all other Revolving Loans heretofore made by such Lender to the Company under the Revolving Credit, shall be evidenced by, and mature and bear interest as set forth in, a Revolving Credit Note of the Company (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") in the form (with appropriate insertions) attached hereto as Exhibit A-1, the Revolving Credit Notes to be dated as of the date hereof. The Revolving Credit Notes shall be secured by the Collateral Documents. All references to the term "Revolving Credit Notes" in the Credit Agreement or any other note, instrument or other document shall be deemed a reference to the Revolving Credit Notes as defined in this Amendment.

2.       AMENDMENTS.

         Upon the effectiveness of this Amendment as hereinafter set forth, the Credit Agreement shall be and hereby is amended as follows:

         (a) All references in the Credit Agreement to LaSalle (including the signature page) shall be stricken.

         (b) The amount and percentage of each Lender's Revolving Credit Commitment set forth on the applicable signature page of the Credit Agreement for each Lender is hereby amended and as so amended shall be in the amounts and percentages set forth below:
                                                   AMOUNT AND PERCENTAGE OF
                 LENDER                            REVOLVING CREDIT COMMITMENT

         Harris Trust and Savings Bank                 $9,200,000 (33-1/3%)
         Fleet Capital Corporation                     $9,200,000 (33-1/3%)
         Bank One, Milwaukee, NA                       $9,200,000 (33-1/3%)

         (c) The amount and percentage of each Lender's Term Credit Commitment set forth in Section 1.4 of the Credit Agreement for each Lender is hereby amended and as so amended shall be in the amounts and percentages set forth below:
                                                    AMOUNT AND PERCENTAGE OF
                 LENDER                             TERM CREDIT COMMITMENT

         Harris Trust and Savings Bank                 $3,306,666.68 (33-1/3%)
         Fleet Capital Corporation                     $3,306,666.66 (33-1/3%)
         Bank One, Milwaukee, NA                       $3,306,666.66 (33-1/3%)

         (d)     The first sentence appearing after subsection (h) of Section
7.5 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "Each monthly report required by Section 7.5(b) shall be accompanied by a certificate in the form attached hereto as Exhibit G signed on behalf of the Company by its Chairman, President or Chief Financial Officer setting forth compliance in reasonable detail with Sections 7.6, 7.7, 7.9, 7.10 and 7.29 hereof and stating that no Default or Event of Default exists hereunder as of the date of such certificate, or if such Default or Event of Default exists the nature thereof shall be specified."

         (e) Section 7.7 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "Section 7.7. Consolidated Tangible Net Worth. The Company will at all times maintain a Consolidated Tangible Net Worth of not less than the Required Amount. For purposes of this Section 7.7, the "Required Amount" shall be equal to $12,750,000 from December 29, 1995 through and including March 30, 1996 and shall increase by $700,000 as of the end of each fiscal quarter ending thereafter (commencing with the fiscal quarter ending March 31, 1996)."

         (f) Section 7.8 to the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "Section 7.8.  Intentionally Deleted"

         (g) Section 7.9 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "Section 7.9. Interest Coverage" The Company will, as of the last day of each calendar month ending during each of the periods specified below, maintain the ratio of (x) the Company's EBIT for the twelve calendar months then ended to (y) the Company's Interest Expense for the same such period, at not less:

                                                                    Interest Coverage
                 From and                      To and               Ratio Shall Not Be
                 Including                   Including                  Less Than
                 ---------                   ---------                  ---------
                 12/29/95                     02/29/96                 1.25 to 1.0
                 03/01/95                     06/30/96                 1.50 to 1.0
                 07/01/95                    All times                 1.75 to 1.0
                                             thereafter

         (h) Section 7.10 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 7.10. Leverage. The Company will at all times maintain its Leverage Ratio at not more than 2.50 to 1.0."

         (i) Section 7.11 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 7.11.  Intentionally Deleted"

         (j) The first sentence of Section 9.5 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "The "Applicable Margin" with respect to loans under the Revolving Credit and the Term Credit and shall be as follows:

                                  Applicable
                                  Margin for     Applicable Margin       Applicable
         If the Average          Domestic Rate       for LIBOR           Margin for     Applicable Margin
         Leverage Ratio          Portion Under    Portions Under       Domestic Rate        for LIBOR
         for the Relevant          Revolving     Revolving Credit      Portions Under     Portions Under
         Period is:               Credit is:            is:           Term Credit is:    Term Credit is:
         Equal to or                 1.00%             3.00%               1.50%              3.50%
         greater than 2.5
         to 1.0

         Greater than 2.0            0.50%             2.50%               1.00%              3.00%
         to 1.0 but less
         than 2.5 to 1.0

         Equal to or less            0.00%             2.00%               0.50%              2.50%
       than 2.0 to 1.0

         (k) Section 9.15 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 9.15.  Intentionally Deleted"

         (l) Section 9.29 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 9.29.  Intentionally Deleted"

         (m) Section 9.52 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

         "Section 9.52. "Termination Date" shall mean January 14, 1998 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 3.10, 8.2, or 8.3 hereof or such later date to which the Revolving Credit Commitments are extended pursuant to Section 11.15 hereof."

         (n) Exhibit A to the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as set forth in Exhibit A-1 to this Amendment.

         (o) Exhibit B to the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as set forth in Exhibit B-1 to this Amendment.

         (p) Exhibit G to the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as set forth in Exhibit G-1 to this Amendment.

         3.      REPRESENTATION REAFFIRMED.

         In order to induce the Lenders to execute and deliver this Agreement, the Company hereby represents to the Lenders that as of the date hereof and as of the time that this Agreement becomes effective, each of the representations and warranties by the Company set forth in Section 5 of the Credit Agreement are and shall be true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Agent pursuant to Section 7.5) and no Default or Event of Default shall have occurred or be continuing.

         4.      ACKNOWLEDGEMENTS AND AGREEMENTS.

         The Company agrees to furnish the Lenders on or before December 31, 1996 a business and financial plan for the Company for the 1997 fiscal year in reasonable detail and in any event including projected balance sheets for each of the following twelve months, projected cash flow for each of the following twelve months (including details of cash disbursements and the Borrowing Base) and a projected income statement for each of the following twelve months. The Company acknowledges that either of the following shall constitute an Event of Default under the Credit Agreement: (i) the Company's failure to furnish such plan to the Lenders on or before December 31, 1996 or (ii) the failure of the Company and the Lenders to agree on adjustments to the financial covenants set forth in Sections 7.6, 7.7, 7.9 and 7.10 of the Credit Agreement for the 1997 fiscal year by December 31, 1996.

         5.      CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         (a) The Company, the Agent, the Remaining Lenders and LaSalle shall have executed this Amendment.

         (b) All amounts owing by the Company to LaSalle under the Credit Agreement (including any amounts owing under Section 2.8 of the Credit Agreement) shall have been paid in full.

         (c) The Company shall have executed and delivered to each Remaining Lender (i) a new Revolving Credit Note in the form (with appropriate insertions) attached hereto as Exhibit A-1 and (ii) a new Term Credit Note in the form (with appropriate insertions) attached hereto as Exhibit B-1.

         (d) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent, the Lenders and their respective counsel.

         (e) The Company shall be in compliance with the terms of the Credit Agreement, as amended hereby, and the Collateral Documents and no Default or Event of Default shall have occurred or be continuing.

         (f) The Lenders shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Lenders or their counsel may reasonably request.

         6.      MISCELLANEOUS

         (a) The Company has heretofore executed and delivered to the Collateral Agent that certain Security Agreement Re: Accounts Receivable, General Intangibles, Inventory and Equipment dated as of January 29, 1993 (the "Security Agreement") and the Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Security Agreement remains in full force and effect and the rights and remedies of the Collateral Agent thereunder, the obligations of the Company thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         (b) Except as specifically amended hereby and as otherwise waived in writing by the Lenders, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect and the execution and delivery of this Amendment shall not constitute a waiver of any Default or Event of Default, existing under the Credit Agreement prior to the effectiveness of this Amendment. No reference to this Amendment or to the amendments herein contained need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby.


         (c) This Amendment may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all but one and the same instrument. This Amendment shall be governed by the internal laws of the State of Illinois (without regard to principles of conflicts of law). Section headings in this Amendment are included for convenience only and shall not constitute part of this Amendment for any other purpose.

         (d) The Company agrees to pay all out-of-pocket costs and expenses incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby.

Dated as of this 29th day of December, 1995.

                                        MEDALIST INDUSTRIES INC.

                                        By ______________________________
                                           James A. Lathrop
                                           Its Vice President and Treasurer

Accepted and agreed to as of the date last above written.

                                        HARRIS TRUST AND SAVINGS BANK,
                                            Individually and as Agent

                                        By ______________________________
                                           Its Vice President

                                        FLEET CAPITAL CORPORATION
                                        (formerly known as
                                        Shawmut Capital Corporation)
                                        successor by assignment from Barclays
                                        Business Credit, Inc.

                                        By ______________________________
                                           Its __________________________

                                        BANK ONE, MILWAUKEE, NA

                                        By ______________________________
                                           Its Vice President

                                        LaSALLE NATIONAL BANK

                                        By ______________________________
                                           Its __________________________

               EXHIBIT TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT
                                   EXHIBIT A

                           MEDALIST INDUSTRIES, INC.
                             REVOLVING CREDIT NOTE
$9,200,000                                                     Chicago, Illinois
                                                               December 29, 1995

         On the Termination Date, for value received, the undersigned, Medalist Industries, Inc., a Wisconsin corporation (the "Company"), hereby promises to pay to the order of ______________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Nine Million Two Hundred Thousand Dollars ($9,200,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of January 29, 1993, as amended, by and between the Company, Harris Trust and Savings Bank individually and as Agent and the other Lenders which are now or may from time to time hereafter become parties thereto (the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

         Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note and the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain security agreements, mortgages, deeds of trust and other instruments and documents from the Company, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other notes thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         This Note is issued in substitution and replacement for, and evidences in part the indebtedness previously evidenced by, that certain Revolving Credit Note dated January 29, 1993 payable to the order of the Lender in the face principal amount of $7,250,000.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

         All amounts payable under the terms of the Note shall be payable with collection costs, including reasonable attorneys' fees, and without relief from valuation and appraisement laws.

         The Company and any endorsers severally hereby waive demand, presentment for payment and notice of nonpayment of this Note and each of them hereby consents to any renewals or extensions of the time of payment of this Note without notice.

                                        MEDALIST INDUSTRIES, INC.


                                        By __________________________________
                                           Its Vice President and Treasurer

                               EXHIBIT B-1 TO THE
                      FIFTH AMENDMENT TO CREDIT AGREEMENT

                                   EXHIBIT B
                           MEDALIST INDUSTRIES, INC.
                                TERM CREDIT NOTE

$3,306,666.6____                                               December 29, 1995

         FOR VALUE RECEIVED, the undersigned, Medalist Industries, Inc. a Wisconsin corporation (the "Company"), promises to pay to the order of ______________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of Three Million Three Hundred Six Thousand Six Hundred Sixty-Six and 6___/00Dollars ($3,306,666.6___), in consecutive quarterly installments, commencing on February 1, 1996 and continuing on the first day of each May, August, November and February and occurring thereafter to and including the first day of the calendar quarter occurring immediately prior to the Termination Date (as defined in the Credit Agreement defined below) with such installments to each be in the amount of $206.666.6___ and the last such installment to be in the amount equal to the remaining unpaid principal amount hereunder and to be payable on the Termination Date.

         This Note evidences a loan constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of January 29, 1993, as amended, by and between the Company, Harris Trust and Savings Bank individually and as Agent and the other Lenders which are now or may from time to time hereafter become parties thereto (the "Credit Agreement") made and to be made to the Company by the Lender under the Term Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on the loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

         The loan made under the Term Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note and the status of such loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain security agreements, mortgages, deeds of trust and other instruments and documents from the Company, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other notes thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         This Note is issued in substitution and replacement for, and evidences in part the indebtedness previously evidenced by, that certain Term Credit Note dated January 17, 1995 payable to the order of the Lender in the face principal amount of $3,100,000.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

         All amounts payable under the terms of the Note shall be payable with collection costs, including reasonable attorneys' fees, and without relief from valuation and appraisement laws.

         The Company and any endorsers severally hereby waive demand, presentment for payment and notice of nonpayment of this Note and each of them hereby consents to any renewals or extensions of the time of payment of this Note without notice.

                                        MEDALIST INDUSTRIES, INC.


                                        By __________________________________
                                           Its Vice President and Treasurer

                               EXHIBIT G-1 TO THE
                      FIFTH AMENDMENT TO CREDIT AGREEMENT

                                   EXHIBIT G
                           MEDALIST INDUSTRIES, INC.
                             COMPLIANCE CERTIFICATE

                       For the Month Ending __________

To:      Harris Trust and Savings Bank
         as Agent under, and the Lenders
         party to the Credit Agreement
         described below

         This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Credit Agreement dated as of January 29, 1993, by and between Medalist Industries, Inc. (the "Company"), Harris Trust and Savings Bank as agent thereunder (the "Agent") and the Lenders named therein, as amended from time to time (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.      I am the duly elected ______________ of the Company;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and the Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

         4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

         5. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

                 ________________________________________________

                 ________________________________________________

                 ________________________________________________

                 ________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as of this ______ day of _______________, 19___.


                ______________________________________________


                ______________________________________________
                Title for the Company

                ______________________________________________
                (Type or Print Name)

                                    SCHEDULE
                           MEDALIST INDUSTRIES, INC.

                  COMPLIANCE CALCULATIONS FOR JANUARY 29, 1993
                                CREDIT AGREEMENT
                   Calculations as of _______________, 19__A.

A.       Consolidated Current Ratio (Section 7.6)

         1.      Consolidated current assets                                                           _______________

         2.      Consolidated current liabilities                                                      _______________

         3.      Ratio of Line 1 to Line 2
                 ("Consolidated Current Ratio")                                                        :1
                                                                                                       ================
         4.      Consolidated Current Ratio
                 must be in an amount not less than                                                    1.75:1
                                                                                                       ================
         5.      Company is in compliance?
                 (Circle yes or no)                                                                    Yes / No
                                                                                                       ================
B.       Consolidated Tangible Net Worth (Section 7.7)

         1.      Consolidated total assets
                 Less
                 (a)      Goodwill                                   _______________
                 (b)      Deferred charges                           _______________
                 (c)      Other intangible assets                    _______________

         2.      Adjusted consolidated total assets
                 Line 1 minus Lines (a), (b) and (c)                                                   _______________

         3.      Consolidated total liabilities
                 and reserves (including all liabilities
                 included in Consolidated Total
                 Liabilities)                                                                          _______________

         4.      Excess of Line 2 over Line 3
                 ("Consolidated Tangible Net Worth")                                                   _______________

         5.      Required Amount as defined                          $____________________


         6.      As listed in Section 7.7, for the
                 date of this Certificate, Consolidated
                 Tangible Net Worth (Line 4) must not be
                 less than the Required Amount (Line 5).
                 Company is in compliance? (Circle yes or no)                                                   Yes/No
                                                                                                                ===============
C.       Interest Coverage (Section 7.9)

         1.      Consolidated Income From
                 Continuing Operations
                 as defined                                                 _______________

         2.      Amounts deducted in arriving
                 at Consolidated Income From
                 Continuing Operations
                 in respect of
                 (a)      Interest Expense                                  _______________

                 (b)      Taxes imposed on or
                          measured by income or
                          excess profits                                    _______________

         3.      Sum of Lines 1, 2(a) and
                 2(b) ("EBIT")                                                                                  _______________

         4.      Interest Expense                                           _______________

         5.      Ratio of EBIT (Line 3)
                 to Interest Expense (Line 3)
                 ("Interest Coverage Ratio")                                                                    :1
                                                                                                                ===============
         6.      As listed in Section 7.9, for the
                 date of this Certificate, the Interest
                 Coverage Ratio shall not be less than                                                          :1
                                                                                                                ===============
         7.      Company is in compliance?
                 (Circle yes or no)                                                                             Yes/No
                                                                                                                ===============
D.       Leverage Ratio (Section 7.10)

         1.      Consolidated Total Liabilities
                 as defined                                                 _______________

         2.      Principal amount outstanding on the
                 Subordinated Indebtedness                                  _______________

         3.      Line 1 less Line 2
                 ("Adjusted Debt")                                                                              $==============

         4.      Consolidated Tangible Net
                 Worth (from Line B4 above)                                 _______________

         5.      Principal amount outstanding
                 on the Subordinated
                 Indebtedness                                               _______________

         6.      Line 4 plus Line 5
                 ("Adjusted Consolidated


                 Tangible Net Worth")                                                                              ===============

         7.      Ratio of Adjusted Debt (Line 3)
                 to Adjusted Consolidated
                 Tangible Net Worth (Line 6)
                 ("Leverage Ratio")                                                                                :1
                                                                                                                   ===============
         8.      As listed in Section 7.10, for
                 the date of this Certificate,
                 the Leverage Ratio shall not
                 be greater than 2.5 to 1.0.
                 Company is in compliance?
                 (Circle yes or no)                                                                                Yes / No
                                                                                                                   ===============
         E.      Capital Expenditures (Section 7.29)

                 1.       Capital Expenditures
                          as defined                                      _______________

                 2.       Capital Expenditures must
                          be no greater than                                                                       $==============

         3.      Company is in compliance?
                 (Circle yes or no)                                                                                Yes / No
                                                                                                                   ===============
         4.      Consolidation Capital Expenditures
                 as defined                                                                                        $==============

         5.      Consolidation Capital Expenditures
                 must be no greater than                                                                           $==============

         6.      Company is in compliance?
                 (Circle yes or no)                                                                                Yes / No
                                                                                                                   ===============




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